Exhibit 23.5

CONSENT TO BE NAMED IN REGISTRATION STATEMENT

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-1 of Smart Sand, Inc. and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our “2015 Proppant Market Report” published in March 2016.

PropTester, Inc.

/s/ Michelle Stribling
Name:	Michelle Stribling
Title:	Sales and Marketing Manager

February 1, 2017